UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2005

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Welsh Road, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 19, 2005, the Board of Directors of NutriSystem, Inc. (the "Company") approved changes to the equity and cash compensation of its non-employee directors. These changes are effective as of December 19, 2005 and supersede the compensation arrangements with respect to non-employee directors that were in effect immediately prior to such date. A copy of the updated compensation policy for non-employee directors is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 19, 2005, Robert F. Bernstock was appointed to the Board of Directors of NutriSystem, Inc. as an independent director. Mr. Bernstock will also serve as a member of the Audit Committee. As compensation for service as a director, Mr. Bernstock will receive the established compensation for non-employee directors. For Mr. Bernstock this consists of (a) a director retainer fee of $20,000 per year, payable quarterly in arrears; (b) an Audit Committee member retainer fee of $5,000 per year payable quarterly in arrears; (c) a one-time grant as a new director on December 19, 2005, of 2,440 restricted common shares, vesting one-third each year for three years; and (d) an initial annual grant on December 19, 2005, of 610 restricted common shares, which are fully vested but restricted from sale for one year from the grant date.
        Mr. Bernstock has served as President of The Scotts Miracle-Gro Company, a leading global marketer of consumer lawn and garden care products, since October 2005, and prior to that served as an Executive Vice President since June 2003. Mr. Bernstock served as Senior Vice President and General Manager - Air Fresheners, Food Products & Branded Commercial Markets of The Dial Corporation from October 2002 to May 2003. He was President, Chief Executive Officer and a board member of Atlas Commerce, Inc. from January 2001 to January 2002. Mr. Bernstock was President, Chief Executive Officer and a board member of Vlasic Foods International Inc. from March 1998 when Vlasic was spun-off from Campbell Soup Company to December 2000. In January 2001, Vlasic and its US operating subsidiaries filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Bernstock served as Executive Vice President of Campbell Soup Company and President of its Specialty Food Division from July 1997 to March 1998. Prior to that he served as President of several different divisions within Campbell Soup Company. Mr. Bernstock also serves as a director of The Pantry, Inc. and Verticalnet, Inc.

Item 9.01.    Financial Statements and Exhibits

On December 19, 2005, the Board of Directors of NutriSystem, Inc. (the "Company") approved changes to the equity and cash compensation of its non-employee directors. These changes are effective as of December 19, 2005 and supersede the compensation arrangements with respect to non-employee directors that were in effect immediately prior to such date. A copy of the updated compensation policy for non-employee directors is attached as Exhibit 10.1 and is incorporated by reference herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: December 23, 2005	By:	/s/ James D Brown
James D Brown
Executive Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Compensation policy for non-employee directors